Exhibit 99.1

MeiraGTx Announces $30 Million Strategic Investment from Sanofi;

Company Pursuing Multiple Additional Strategic Opportunities

-	Sanofi to purchase $30 million of ordinary shares of the Company at a price of $7.50 per share

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Sanofi to receive a right of first negotiation (ROFN) for the use of MeiraGTx’s Riboswitch gene regulation technology for certain Immunology and Inflammation (I&I) and Central Nervous System (CNS) targets, as well as for GLP-1 and other gut peptides for metabolic disease, and for MeiraGTx’s Phase 2 Xerostomia program

-	In addition, MeiraGTx has been approached by multiple parties with strategic interest in different assets of the Company and is actively pursuing these options

LONDON and NEW YORK, October 30, 2023 (GLOBE NEWSWIRE) -- MeiraGTx Holdings plc (Nasdaq: MGTX), a vertically integrated, clinical stage gene therapy company, today announced strategic updates including that Sanofi has made a $30 million strategic investment in the Company through the purchase of 4.0 million ordinary shares at a price of $7.50 per share.

“We are very pleased with this first strategic investment from Sanofi,” said Alexandria Forbes, Ph.D., president and chief executive officer of MeiraGTx. “We view Sanofi’s interest in our Riboswitch gene regulation technology and our clinical Xerostomia program as further validation of the broad potential of our vertically integrated platform and we are excited to work with Sanofi as we advance these programs.”

Paul Hudson, chief executive officer of Sanofi, added, “Our mission at Sanofi is to deliver first or best in class medicines and vaccines for patients. So, we welcome technological innovations that help us chase the scientific miracles of the future.  We believe that MeiraGTx’s Riboswitch platform, supported by its unique manufacturing capabilities, is such a technology. We look forward to working along side MeiraGTx as this innovative science moves forward to create a new generation of breakthrough medicines for immune-mediated and neurological diseases.”

Dr. Forbes continued, “MeiraGTx is a broad-based genetic medicines company, with late-stage clinical programs, world leading end-to-end manufacturing capabilities and infrastructure, and a transformative Riboswitch gene regulation technology. As a result of the breadth of interest over the past several months from multiple parties around mutually beneficial strategic transactions involving certain assets of the Company, we have engaged Evercore and Wachtell Lipton to work with management and our Board of Directors to execute one or more of these additional potential strategic transactions and maximize value for our shareholders.”

Evercore Group L.L.C. is serving as financial advisor and Wachtell, Lipton, Rosen & Katz is serving as legal advisor to MeiraGTx.

For more information related to our clinical trials, please visit www.clinicaltrials.gov

About MeiraGTx

MeiraGTx (Nasdaq: MGTX) is a vertically integrated, clinical-stage gene therapy company with six programs in clinical development and a broad pipeline of preclinical and research programs. MeiraGTx has core capabilities in viral vector design and optimization and gene therapy manufacturing, and a transformative gene regulation platform technology that allows precise, dose responsive control of gene expression by oral small molecules with dynamic range that can exceed 5000-fold. Led by an experienced management team, MeiraGTx has taken a portfolio approach by licensing, acquiring, and developing technologies that give depth across both product candidates and indications. MeiraGTx’s initial focus is on three distinct areas of unmet medical need: ocular diseases, including both inherited retinal diseases as well as large degenerative ocular diseases, neurodegenerative diseases and severe forms of xerostomia. Though initially focusing on the eye, central nervous system, and salivary gland, MeiraGTx plans to expand its focus to develop additional gene therapy treatments for patients suffering from a range of serious diseases.

For more information, please visit www.meiragtx.com

Forward Looking Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, Evercore’s work with management and our Board of Directors, the review or pursuit of any potential strategic transactions, the nature, timing or likelihood of any strategic transactions or announcements of any strategic transactions, the anticipated benefits of any strategic transactions and their expected impact on the Company’s outlook, operations, opportunities, financial condition, business plan and overall strategy, as well as statements that include the words “expect,” “will,” “intend,” “plan,” “believe,” “project,” “forecast,” “estimate,” “may,” “could,” “should,” “would,” “continue,” “anticipate” and similar statements of a future or forward-looking nature. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, our incurrence of significant losses; any inability to achieve or maintain profitability, raise additional capital, repay our debt obligations, identify additional and develop existing product candidates, successfully execute strategic priorities, bring product candidates to market, expansion of our manufacturing facilities and processes, successfully enroll patients in and complete clinical trials, accurately predict growth assumptions, recognize benefits of any orphan drug designations, retain key personnel or attract qualified employees, or incur expected levels of operating expenses; the impact of the COVID-19 pandemic on the status, enrollment, timing and results of our clinical trials and on our business, results of operations and financial condition; failure of early data to predict eventual outcomes; failure to obtain FDA or other regulatory approval for product candidates within expected time frames or at all; the novel nature and impact of negative public opinion of gene therapy; failure to comply with ongoing regulatory obligations; contamination or shortage of raw materials or other manufacturing issues; changes in healthcare laws; risks associated with our international operations; significant competition in the pharmaceutical and biotechnology industries; dependence on third parties; risks related to intellectual property; changes in tax policy or treatment; our ability to utilize our loss and tax credit carryforwards; litigation risks; and the other important factors discussed under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, as such factors may be updated from time to time in our other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These and other important factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, unless required by law, we disclaim any obligation to do so, even if subsequent events cause our views to change. Thus, one should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

There can be no assurance that the review and evaluation of potential strategic transactions will result in any particular transaction or transactions or other strategic changes or outcomes and the timing of any such event is similarly uncertain. MeiraGTx does not intend to disclose or comment on developments related to the foregoing unless or until it determines that further disclosure is appropriate or required.

Contacts

Investors:
MeiraGTx
Investors@meiragtx.com

or

Media:
Jason Braco, Ph.D.

LifeSci Communications

jbraco@lifescicomms.com